Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 3) of our report dated May 13, 2016 relating to Natural Destiny Inc.’s consolidated financial statements as of September 30, 2015 and 2014 and for the years then ended. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ GBH CPAs, PC
GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
October 3, 2016